CELL MEDX CORP. OTCQB: CMXC

FOR IMMEDIATE RELEASE ON April 17, 2020

Cell MedX Corp. (CMXC) Announces a Non-Brokered Private Placement Financing

Carson City, Nevada, April 17, 2020, Cell MedX Corp. (OTCQB: CMXC) (“Cell MedX” or the “Company”), a biotech company focusing on the discovery, development and commercialization of therapeutic and non-therapeutic products that promote general wellness, announced today that the Company has arranged a non-brokered private placement offering (the “Offering”) set at a price of $0.25 per Unit for up to 1,000,000 Units for total gross proceeds of $250,000.

Each Unit sold under the Offering will consist of one common share of the Company and one share purchase warrant (the “Warrant”) expiring on the second year anniversary of the date of issuance of the Warrant. Each Warrant will be exercisable into one share of the Company’s common stock at $0.35 per share during the first six month from the date of closing of the Offering, and at $0.50 per share during the remaining life of the Warrant.

The Units to Non-U.S. Persons will be issued pursuant to the provisions of Regulation S of the United States Securities Act of 1933, as amended (the “Act”) to the persons who are not residents of the United States and are otherwise not “U.S. Persons” as that term is defined in Rule 902(k) of Regulation S of the Act. The Units to U.S. Persons will be issued pursuant to the provisions of Rule 506(b) of Regulation D of the Act who qualify as “accredited investors” as that term is defined under Regulation D of the Act.

The Company will use the proceeds from the Offering for overhead expenses, ongoing costs associated with the eBalance device certification process with Health Canada and FDA and towards manufacturing costs associated with its eBalance devices.

The above does not constitute an offer to sell or a solicitation of an offer to buy any of Cell MedX’s securities in the United States. The securities have not been registered under the U.S. Securities Act and may not be offered or sold within the United States or to U.S. persons unless an exemption from such registration is available.

About Cell MedX Corp.

Cell MedX Corp. is an early development stage biotech company focused on the discovery, development and commercialization of therapeutic and non-therapeutic products that promote general wellness and alleviate complications associated with medical conditions including, but not limited to, diabetes, Parkinson’s disease, and high blood pressure. For more information about the Company and its technology please visit the Company’s website at www.cellmedx.com/investors/overview/.  For the Company’s newsletter please visit www.cellmedx.com/media/newsletters/.

On behalf of the Board of Directors of Cell MedX Corp.

Frank McEnulty

CEO, Director

Forward Looking Statements

This press release contains forward-looking statements. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as "expects", "intends", "estimates", "projects", "anticipates", "believes", "could", and other similar words. All statements addressing product performance, events, or developments that the Company expects or anticipates will occur in the future are forward-looking statements. Because the statements are forward-looking, they should be evaluated in light of important risk factors and uncertainties, some of which are described in the Company's Quarterly, and Annual Reports filed with the United States Securities and Exchange Commission (the "SEC"). Should one or more of these risks or uncertainties materialize, or should any of the Company's underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on Company's forward-looking statements. In particular, the Company’s eBalance technology is still in development.  Except as required by law, Cell MedX Corp. disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements.

The information presented in this press release, including the statements made regarding the eBalance® device, have not been evaluated by the Food and Drug Administration or Health Canada, nor has it been peer reviewed. eBalance® should not be viewed as a substitute for professional medical advice, diagnosis, or treatment. No stock exchange, securities commission or other regulatory body has reviewed nor accepts responsibility for the adequacy or accuracy of this release. Investors are advised to carefully review the reports and documents that Cell MedX Corp. files from time to time with the SEC, including its Annual, Quarterly and Current Reports.

SOURCE:

Cell MedX Corp.

For further information please visit: www.cellmedx.com

Investor Relations: 1-310-409-6614